Exhibit 99.1

Pitney Bowes Announces New Executive Leadership Roles

Murray D. Martin Appointed President and Chief Executive Officer Michael J. Critelli Named Executive Chairman

STAMFORD, Conn.--(BUSINESS WIRE)--Pitney Bowes Inc. (NYSE: PBI) today announced a new executive leadership structure to position the company for continued growth in a changing environment. Effective May 14th, Murray D. Martin, the company's President and Chief Operating Officer, will become President and Chief Executive Officer. Michael J. Critelli, the company's Chairman and Chief Executive Officer, will assume the newly created position of Executive Chairman. Effective immediately, Mr. Martin also is appointed to the company's Board of Directors.

As CEO, Mr. Martin will assume full strategic and operational responsibility for the company, overseeing its overall performance with a focus on sustaining increased shareholder, customer and employee value. In his new role, Mr. Critelli will lead the company's focus on emerging opportunities in the external environment, including postal reform and transformation in the U.S. and globally, and market opportunities arising from the company's innovation and leadership in areas such as health care, government services, and corporate social responsibility. He will also concentrate on building upon the company's already strong position in corporate governance. The passage of the landmark postal reform legislation in the U.S. helped set the stage for this leadership transition, according to Mr. Critelli. "I am pleased that the Board agreed that the time is right to evolve our leadership structure, given both our progress in expanding the business, and the emerging opportunities in the global postal and public policy environment. They also agreed that Murray is the right person to lead our company forward and maintain the momentum of our expanding business given his track record of success in our markets and our strong partnership. "During my 11 year-tenure as CEO, we have transformed into a stronger, more resilient enterprise capable of delivering consistent growth and profitability. The passage of postal reform marked the culmination of over 10 years of effort, as I led an industry-wide focus on creating an environment more favorable to the future of mail. Though the legislation lays the necessary foundation in the U.S., it will require a concentrated effort worldwide to shape new opportunities and deliver value as a result of these changes. That is why at this juncture in the company's history, I believe that I can drive more long-term shareholder and customer value by concentrating on fewer, more focused initiatives."

As CEO Mr. Martin will continue to drive the company's growth strategy through innovation and further expansion of its current businesses while investing in adjacent spaces throughout the mailstream that offer significant potential. Mr. Martin has increased organic growth and profitability, tripled the company's international revenue from $500 million to $1.5 billion, and identified and integrated over 65 acquisitions throughout the world.

Robert E. Weissman, lead director of the company's Board of Directors said, "We are very excited to have a proven leader like Murray Martin become the next CEO of Pitney Bowes, and we are confident that he will continue to drive growth and profitability at the company. Mike

Critelli's global reputation as an industry leader and innovator will serve Pitney Bowes well as he focuses on shaping the long-term strategic trends that affect the future of the company and the industry and leveraging his extensive relationships with global business and government leaders. This is a powerful leadership combination that takes advantage of complementary strengths." Mr. Martin noted, "I welcome the opportunity to lead Pitney Bowes forward and to continue the momentum that Mike and I have achieved over the past several years. Together we laid the foundation for accelerating our growth, and our strategies are working. In his new position, Mike's considerable public policy experience will drive another dimension of our growth strategies and facilitate a more active role in shaping the company's business environment. "Mike transformed the company from a collection of diverse businesses to a focused mailstream industry leader, while increasing revenue by 50%. He expanded our global reach, built upon our proud legacy of innovation, enhanced our brand, and established more transparency in our communications with investors. I will maintain a strong emphasis on growing our capabilities to better serve all our customers' mailstream needs, delivering shareholder value, engaging our employees, and developing our leadership talent."

Mr. Martin's Background:

Mr. Martin has served as President and Chief Operating Officer of Pitney Bowes since 2004, with responsibility for all of the company's business lines as well as Global Procurement and Sourcing and Pitney Bowes Advanced Concepts and Technology Center. Under his leadership, the company expanded its reach throughout all segments of the mailstream including mail services and work sharing with the acquisition of PSI, software with the acquisition of Group 1, and marketing services with the acquisition of Imagitas. Prior to this appointment, Mr. Martin was Executive Vice President and Group President, Global Mailstream Solutions (GMS), which was the company's core mail finishing, production and shipping business. Under his management GMS produced the next generation of technological innovations in the mailing industry including patents with applications in printing, shipping, encryption and financial services. Mr. Martin himself is the holder of a patent for a closed loop postage metering system.

Mr. Martin's 19-year tenure with the company has been marked by his combination of mailing and document management expertise and a deep knowledge and understanding of international markets. Before heading GMS, he led the profitable turnaround of the company's international operations as President of Pitney Bowes International. During his tenure he managed businesses in over 100 countries and created new businesses in New Zealand, India, South Africa, Thailand, and China for Pitney Bowes. Mr. Martin also has extensive experience in document management, having joined Pitney Bowes in 1987 as President of Dictaphone Canada, and later as President of Pitney Bowes Copier Systems in the U.S.

Mr. Martin is a member of the board of The Brinks Company, the World Affairs Forum, and the New Horizons Foundation. He has also served on the boards of United Way International and Young Life.

Mr. Critelli's Background

Mr. Critelli has been the Chairman and Chief Executive Officer of Pitney Bowes Inc. since January 1, 1997, leading the company through a period of unprecedented transformation and growth and firmly establishing its leadership in the global mail and document markets. During his tenure as CEO, the company's annual revenue grew from $3.8 billion to $5.7 billion. During his 27-year tenure, he has served in various capacities at the company, including Vice Chairman, President - Financial Services, Secretary and General Counsel, and Chief Personnel Officer.

Mr. Critelli has long played a leadership role in the $900 billion mailing industry. He has co-chaired the Mailing Industry Task Force with the Deputy Postmaster General and serves as Chairman of the Mailing Industry CEO Council. His leadership also extends to health care and healthy communities, transportation, diversity, corporate governance and ethics, and talent development.

Mr. Critelli is a member of the Board of Directors of Eaton Corporation and currently serves as the Chairman of the Board of four non-profit organizations: the National Urban League Board of Trustees, the Connecticut Regional Institute for the 21st Century, a public policy think tank, the Boston University Alzheimer's Disease Advisory Board, and most recently, The Dossia Founders Group, an organization funding an independent non-profit institute to develop a web-based framework through which U.S. employees, dependents and retirees can maintain secure, private, personal and portable health records.

Pitney Bowes provides the world's most comprehensive suite of mailstream software, hardware, services and solutions to help companies manage their flow of mail, documents and packages to improve communication. Pitney Bowes, with $5.7 billion in annual revenue, takes an all-inclusive view of its customers' operations, helping organizations of all sizes enjoy the competitive advantage that comes from an optimized mailstream. The company's 86 years of technological leadership have produced many major mailstream innovations, and it is consistently on the Intellectual Property Owners Association's list of top U.S. patent holders. With approximately 35,000 employees worldwide, Pitney Bowes serves more than 2 million businesses through direct and dealer operations. More information about the company can be found at www.pb.com.

This document contains "forward-looking statements" about our expected future business and financial performance. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: negative developments in macroeconomic conditions, including adverse impacts on customer demand, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates and foreign currencies; and changes in postal regulations, as more fully outlined in the company's 2006 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and, as with any projection or forecast, we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact:
Pitney Bowes Inc.
Press:
Sheryl Y. Battles, 203-351-6808
VP, Corporate Communications
Or

Financial:
Charles F. McBride, 203-351-6349
VP, Investor Relations
Source: Pitney Bowes Inc.